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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2001

YAMAHA MOTOR RECEIVABLES CORPORATION
(Exact name of registrant as specified in its charter)

(Originator of the Yamaha Motor Master Trust)

Delaware	33-72806, 33-94784	33-0592719
(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

6555 Katella Avenue
Cypress, CA 90630
(Address of principal executive offices)

Registrant's telephone number, including area code: (714) 761-7500

Item 5.  Other Events

    Pursuant to that certain Master Pooling and Servicing Agreement, dated as of April 1, 1994, between Yamaha Motor Receivables Corporation, as transferor, Yamaha Motor Corporation, U.S.A. as servicer (in such capacity, the "Servicer"), and The Fuji Bank and Trust Company, as trustee, as amended, supplemented or otherwise modified and in effect from time to time, the Servicer prepared a Monthly Servicer's Certificate with respect to the July 16, 2001 Distribution Date for the Collection Period ending June 30, 2001. A copy of such Monthly Servicer's Certificate is attached hereto as Exhibit 5.1.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAMAHA MOTOR RECEIVABLES CORPORATION
(Registrant)

Dated: July 16, 2001	By:	/s/ RUSSELL JURA
Name: Russell Jura Title: Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit	Method of Filing

5.1	Monthly Servicer's Certificate with respect to the July 16, 2001 Distribution Date for the Collection Period ending June 30, 2001.	Filed Herewith

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SIGNATURES
YAMAHA MOTOR RECEIVABLES CORPORATION (Registrant)
INDEX TO EXHIBITS